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                                                                    Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 26, 1998 on the December 31, 1995 and 1997 consolidated financial statements of Classic Custom Vacations included in the Global Vacation Group, Inc. Registration Statement on Form S-1 (File No. 333-52673) and to all references to our Firm included in this registration statement.

                                                       /s/ Arthur Andersen LLP

                                                       ARTHUR ANDERSEN LLP

San Jose, California
January 11, 1999